AMC NETWORKS INC. REPORTS FULL YEAR AND FOURTH QUARTER 2020 RESULTS

Company surpasses streaming subscriber targets, ending 2020 with more than 6 million aggregate AMC Networks Streaming Services subscribers1
2020 full year net cash provided by operating activities of $749 million; generated Free Cash Flow2 of $686 million in 2020
Returned significant capital to shareholders through repurchase of 14.8 million shares in 2020

New York, NY – February 26, 2021: AMC Networks Inc. (“AMC Networks” or the “Company”) (NASDAQ: AMCX) today reported financial results for the full year and fourth quarter ended December 31, 2020.

President and Chief Executive Officer Josh Sapan said: “2020 was a year of strong performance for AMC Networks, as we continued to transform our company while successfully navigating what has been a uniquely challenging and uncertain operating environment. AMC Networks is now the worldwide leader in targeted streaming and, with the addition of our new AMC+ premium bundled offering, streaming is now the most significant growth area of our company. Our distribution relationships are strong, now supported by our streaming offerings, with our ability to complete several renewals in 2020 underscoring the continued strength and attractive value of our linear cable channels. Our digital advertising initiatives are a key priority, including expanded distribution of our content on AVOD and FAST platforms. Our proven and continued ability to create and selectively curate must-have content is allowing us to feed the content pipeline supporting all of our offerings. Our strategy is providing us with strong tailwinds and we believe there are significant and sustainable opportunities before us as we continue to reconstitute our company.”

Full Year Operational Highlights:
•Ended 2020 with more than 6 million aggregate AMC Networks Streaming Services subscribers across the Company’s AMC+, Acorn TV, Shudder, Sundance Now and ALLBLK streaming services, representing year-over-year aggregate subscriber growth of 157%.
•Launched the AMC+ bundled streaming offering with Comcast, DISH Network and Sling TV and AT&T’s DIRECTV platforms, as well as on Amazon Prime Video Channels, Apple TV Channels and Roku’s distribution platforms.
•Renewed eight major carriage arrangements with our network distribution partners in the United States and Canada, including three of the top five MVPDs.
•Reached agreements with and launched content on leading ad-supported video on demand (AVOD) and free ad-supported streaming (FAST) channels platforms, including PlutoTV, Amazon’s IMDb TV, Sling TV, Samsung TV Plus and VIZIO SmartCast.
•Completed two first-to-market national linear addressable campaigns, a significant and long-awaited step to unleash the potential of addressable advertising on television at scale.
•Resumed production of multiple shows in Q3 and Q4, including “The Walking Dead”, “Fear The Walking Dead”, “Creepshow” and the upcoming “Kevin Can F**k Himself”, among others.
•“Gangs of London,” “A Discovery of Witches” and “Riviera” broke into the top ten most watched series on AMC+, and along with “The Walking Dead,” worked to drive viewer engagement.
(1) AMC Networks Streaming Services subscribers represent total company aggregate paid streaming subscribers.
(2) See page 7 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income (Loss), Adjusted EPS and Free Cash Flow.

Full Year Financial Highlights:
•Revenues of $2.8 billion
•Operating income of $443 million; Adjusted Operating Income2 of $767 million
•Diluted EPS of $4.64; Adjusted EPS2 of $7.76
•Net cash provided by operating activities of $749 million; Free Cash Flow of $686 million

Fourth Quarter Financial Highlights:
•Revenues of $780 million
•Operating income of $81 million; Adjusted Operating Income of $133 million
•Diluted EPS of $2.09; Adjusted EPS of $2.72

Fourth Quarter Results
Fourth quarter net revenues decreased 0.6%, or $5 million, to $780 million over the fourth quarter of 2019. The decrease in net revenues reflected a decrease of 3.0% at National Networks and an increase of 7.5% at International and Other. Operating income was $81 million, an increase of 95.1%, or $40 million, versus the prior comparable period. The operating income increase reflected a $41 million improvement in operating loss at International and Other, driven by a $107 million impairment charge in the prior comparable period, partially offset by a decrease of 7.9% in National Networks operating income. Adjusted Operating Income was $133 million, a decrease of 33.3%, or $67 million, versus the prior comparable period. National Networks Adjusted Operating Income decreased 4.7%, largely due to lower distribution and advertising revenues, partially offset by a decrease in SG&A expenses. International and Other Adjusted Operating Income decreased $69 million versus the prior comparable period resulting in an Adjusted Operating Loss of $55 million, largely due to increased marketing expense associated with the launch of AMC+, partially offset by higher subscription revenues at AMC Networks Streaming Services.

Fourth quarter net income was $95 million ($2.09 per diluted share), compared with a net loss of $9 million (-$0.15 per diluted share) in the prior comparable period. The increase in EPS was primarily related to mark-to-market gains on investments in the current period, higher impairment charges in the prior comparable period, as well as an improvement in operating income. Fourth quarter adjusted net income was $123 million (Adjusted EPS of $2.72 per diluted share), compared with $96 million (Adjusted EPS of $1.69 per diluted share) in the prior comparable period. The increase in Adjusted EPS was primarily related to mark-to-market gains on investments and a reduction in shares outstanding, partially offset by declines in Adjusted Operating Income and higher income tax expense.

Full Year Results
Full year 2020 net revenues decreased 8.0%, or $245 million, to $2.815 billion compared to full year 2019, reflecting a decrease of 11.5% at National Networks and an increase of 1.7% at International and Other. Operating income was $443 million, a decrease of $183 million, versus the prior year. National Networks operating income decreased 18.4% and International and Other operating loss increased $54 million versus the prior year. Adjusted Operating Income was $767 million, a decrease of 18.8%, or $177 million, versus the prior year. National Networks Adjusted Operating Income decreased 15.9% largely driven by decreases in distribution revenues and advertising revenues partially offset by decreased operating expenses. Decreases in distribution revenues reflect lower subscription revenues driven by subscriber universe declines and decreased content licensing revenues due to a reduction in the number of original programs distributed as a result of COVID-19 related production delays. Advertising revenues decreases were largely due to shifts in the timing of original programming as a result of production delays caused by the pandemic, resulting in lower inventory, partially offset by increased CPMs. International and Other Adjusted Operating Income decreased $54 million resulting in an Adjusted Operating Loss of $4 million, versus the prior year. International and Other Adjusted Operating Loss was primarily driven by increased marketing expense associated with AMC Networks Streaming Services including the launch of AMC+, lower subscription and advertising revenues at AMCNI, and COVID-19 related venue closures at Levity, partially offset by higher subscription revenues from AMC Networks Streaming Services.
(2) See page 7 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income (Loss), Adjusted EPS and Free Cash Flow.

Full year net income was $240 million ($4.64 per diluted share), compared with $380 million ($6.67 per diluted share) in the prior year. The decrease in EPS was primarily related to a decrease in operating income and an increase in income tax expense, partially offset by a reduction in shares outstanding and mark-to-market gains on investments. Full year adjusted net income was $401 million (Adjusted EPS of $7.76 per diluted share), compared with $529 million (Adjusted EPS of $9.27 per diluted share) in the prior year. The decrease in Adjusted EPS was primarily related to a decrease in operating income and an increase in income tax expense, partially offset by a reduction in shares outstanding and mark-to-market gains on investments.

For the full year 2020, net cash provided by operating activities was $749 million, an increase of $265 million versus the prior year. The increase was primarily the result of a decrease in working capital, partially offset by a decrease in Adjusted Operating Income. Free Cash Flow for the full year 2020 was $686 million, an increase of $310 million versus the prior year. The increase primarily reflected the increase in net cash provided by operating activities and a decrease in capital expenditures.

Segment Results
(dollars in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	Change
Net Revenues:
National Networks	$571,231	$589,195	(3.0)%	$2,096,169	$2,369,044	(11.5)%
International and Other	215,762	200,687	7.5%	746,527	734,143	1.7%
Inter-segment eliminations	(6,718)	(4,678)	n/m	(27,740)	(42,866)	n/m
Total Net Revenues	$780,275	$785,204	(0.6)%	$2,814,956	$3,060,321	(8.0)%

Operating Income (Loss):
National Networks	$143,827	$156,242	(7.9)%	$656,425	$804,422	(18.4)%
International and Other	(77,002)	(117,510)	(34.5)%	(224,228)	(170,039)	31.9%
Inter-segment eliminations	14,570	2,987	n/m	10,447	(9,106)	n/m
Total Operating Income (Loss)	$81,395	$41,719	95.1%	$442,644	$625,277	(29.2)%

Adjusted Operating Income (Loss):
National Networks	$173,354	$181,957	(4.7)%	$760,053	$903,526	(15.9)%
International and Other	(54,536)	14,955	(464.7)%	(3,889)	50,193	(107.7)%
Inter-segment eliminations	14,570	3,059	n/m	10,447	(9,729)	n/m
Total Adjusted Operating Income	$133,388	$199,971	(33.3)%	$766,611	$943,990	(18.8)%

National Networks
National Networks principally consists of the Company’s five nationally distributed programming networks, AMC, WE tv, BBC AMERICA, IFC and SundanceTV; and AMC Studios, the Company’s television production business.

Fourth Quarter Results
National Networks revenues for the fourth quarter 2020 decreased 3.0% to $571 million, operating income decreased 7.9% to $144 million, and Adjusted Operating Income decreased 4.7% to $173 million, all compared to the prior comparable period.

Fourth quarter revenues reflected a 1.2% decrease in distribution revenues to $334 million. The decrease in distribution revenues was attributable to a 1.8% decrease in content licensing and a 1.1% decrease in subscription revenues. Advertising revenues decreased 5.5% to $237 million. The decrease in advertising revenues was primarily related to shifts in the timing of original programming as a result of production delays caused by the pandemic, resulting in lower inventory, partially offset by CPM increases driven by healthy scatter pricing.

Fourth quarter operating income and Adjusted Operating Income reflected the decrease in revenues, partially offset by a decrease in SG&A expense. Programming expenses declined 1.2% compared to the prior comparable period. Programming expenses includes programming write-offs of $54 million, an increase of $31 million compared to the prior comparable period. Programming write-offs are based on management’s periodic assessment of programming usefulness.

Full Year Results
National Networks revenues for the full year 2020 decreased 11.5% to $2.096 billion, operating income decreased 18.4% to $656 million, and Adjusted Operating Income decreased 15.9% to $760 million, all compared to the prior year.

Full year revenues reflected a 11.7% decrease in distribution revenues to $1.294 billion. The decrease in distribution revenues was attributable to a 7.5% decrease in subscription revenues and a 22.1% decrease in content licensing revenues. Subscription revenues decreased primarily due to subscriber universe declines. Content licensing revenues decreased due to a reduction in the number of original programs as a result of COVID-19 related production delays. Advertising revenues decreased 11.3% to $802 million. The decrease in advertising revenues was primarily related shifts in the timing of original programming as a result of production delays caused by the pandemic, resulting in lower inventory, partially offset by CPM increases.

Full year operating income and Adjusted Operating Income reflected the decrease in revenues, partially offset by a decrease in operating expenses. The decrease in operating expenses was primarily attributable to lower programming expense, lower marketing and personnel expenses. Programming expenses included write-offs of $85.5 million in the current year period related to the write-off of programming assets, as compared to write-offs of $37.9 million in the prior year. Operating income also reflected an increase in depreciation and amortization and restructuring and other related charges and a decrease in share-based compensation expense.

International and Other
International and Other principally consists of AMC Networks International, the Company's international programming business; AMC Networks Streaming Services, the Company’s subscription streaming business; Levity, the Company’s production services and comedy venues business; and IFC Films, the Company’s independent film distribution business.

Fourth Quarter Results
International and Other revenues for the fourth quarter of 2020 increased 7.5% to $216 million, operating loss improved $41 million resulting in an operating loss of $77 million, and Adjusted Operating Income decreased $69 million resulting in an Adjusted Operating Loss of $55 million, all compared to the prior comparable period.

Fourth quarter revenues primarily reflected an increase of subscription revenues at AMC Networks Streaming Services.

Fourth quarter operating loss and Adjusted Operating Loss reflected the increase in AMC Networks Streaming Services revenues as well as an increase in operating expenses including programming expense as well as increased marketing expense. The increase in operating expenses was primarily attributable to an increase marketing expense at AMC Networks Streaming Services and the launch of AMC+.

Full Year Results
International and Other revenues for the full year 2020 increased 1.7% to $747 million, operating loss increased 31.9% to a loss of $224 million, and Adjusted Operating Income decreased $54 million resulting in an Adjusted Operating Loss of $4 million, all compared to the prior year.

Full year revenues primarily reflected increased subscription revenues at AMC Networks Streaming Services, partially offset by lower revenues at Levity due to venue closures and lower subscription and advertising revenues at AMC Networks International. Full year AMC Networks Streaming Services revenues increased, primarily driven by an increase in paying subscribers.

Full year operating loss and Adjusted Operating Loss reflected the increase in revenues, increase in operating expenses including programming expense as well as increased marketing expense. The increase in operating expenses was primarily attributable to an increase in marketing expense at AMC Networks Streaming Services.

Other Matters
Sale of FuboTV Inc. Shares
For the year ended December 31, 2020, AMC Networks recognized a gain of $76 million related to its shares of FuboTV Inc. AMC Networks sold 3,593,494 shares of FUBO common stock in multiple transactions occurring in December 2020 and January 2021. Realizing total gross proceeds of $96 million in January 2021. As of the date of this release, AMC Networks does not hold any shares of FuboTV common stock.

Amendment to Amended and Restated Credit Agreement
As previously disclosed, on February 8, 2021, AMC Networks entered into Amendment No. 1 to AMC Networks’ existing Credit Agreement. Amendment No. 1 extends the maturity dates of the $675 million Term Loan A Facility and $500 million Revolving Credit Facility under the Credit Agreement to February 8, 2026, and makes certain other amendments to the covenants and other provisions of the Credit Agreement.

Senior Notes Issuance / Debt Redemption
As previously disclosed, on February 8, 2021, AMC Networks issued, $1.0 billion aggregate principal amount of 4.25% senior notes due February 15, 2029 in a registered public offering and received net proceeds of $982.3 million, after deducting underwriting discounts, commissions and expenses. The Company intends to use such proceeds to redeem (i) the remaining $400 million principal amount of the Company’s 4.75% senior notes due 2022 and (ii) $600 million principal amount of the Company’s 5.00% senior notes due 2024 on February 26, 2021.

Stock Repurchase Program
As previously disclosed, the Company’s Board of Directors authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Company will determine the timing and the amount of any repurchases based on its evaluation of market conditions, share price, and other factors. The stock repurchase program has no pre-established closing date and may be suspended or discontinued at any time. During the full year 2020, the Company repurchased 14.8 million shares of its Class A common stock for $354 million representing an average purchase price of $23.91 per share (inclusive of shares repurchased in a “modified Dutch auction” tender offer, which was completed in October 2020). As of December 31, 2020, the Company had $135 million available for repurchase under the stock repurchase program.

COVID-19
As previously disclosed, the impact of COVID-19 and measures to prevent its spread are affecting the Company’s businesses in a number of ways. Beginning in mid-March 2020, the Company experienced adverse advertising sales impacts; suspended content production, which led to delays in the creation and availability of some of its television programming; and temporarily closed its comedy venues. In the third quarter of 2020, the Company commenced production activities, however substantially all Company employees continue to work remotely, and the Company continues to restrict business travel. The Company has evaluated and continues to evaluate the potential impact of the COVID-19 pandemic on its consolidated financial statements. The Company cannot reasonably predict the ultimate impact of the COVID-19 pandemic, including the extent of any adverse impact on its business, results of operations and financial condition, which will depend on, among other things, the duration and spread of the pandemic, the impact of governmental regulations that have been, and may continue to be, imposed in response to the pandemic, the effectiveness of actions taken to contain or mitigate the outbreak, the availability, safety and efficacy of vaccines, and global economic conditions. The Company believes that the COVID-19 pandemic has had a material impact on its operations. However, the Company does not expect the COVID-19 pandemic and its related economic impact to affect its liquidity position or its ongoing ability to meet the covenants in its debt instruments.

Restructuring and Other Related Charges
In November 2020, management commenced a restructuring plan (the “2020 Plan”) designed to streamline the Company’s operations through a reduction of its domestic workforce. The 2020 Plan is intended to improve the organizational design of the Company through the elimination of certain roles and centralization of certain functional areas of the Company. In connection with the 2020 Plan, the Company incurred severance and other personnel costs of $21.2 million. Additional restructuring and other related charges for the year ended December 31, 2020 were $13.9 million, which related to costs associated with the termination of distribution in certain territories, as well as severance and other personnel related costs associated with previously disclosed restructuring activities.

Please see the Company’s Form 10-K for the period ended December 31, 2020 for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, and including the Company’s proportionate share of adjusted operating income (loss) from majority owned equity method investees. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance, and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 10 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to noncontrolling interests, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 11 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 12-13 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its full year and fourth quarter 2020 results. To listen to the call, visit http://www.amcnetworks.com or dial 833-714-3268, using the following conference ID: 5976434.

About AMC Networks Inc.

AMC Networks is a global entertainment company known for its popular and critically-acclaimed content. Its portfolio of brands includes AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv, IFC Films, and a number of fast-growing streaming services, including the AMC+ premium streaming bundle, Acorn TV, Shudder, Sundance Now and ALLBLK (formerly branded “UMC”). AMC Studios, the Company’s in-house studio, production and distribution operation, is behind award-winning owned series and franchises, including The Walking Dead, the highest-rated series in cable history. The Company also operates AMC Networks International, its international programming business, and Levity Entertainment Group, its production services and comedy venues business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert (646) 740-5749	Georgia Juvelis (917) 542-6390
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues, net	$780,275	$785,204	$2,814,956	$3,060,321
Operating expenses:
Technical and operating (excluding depreciation and amortization)	441,212	426,222	1,401,591	1,506,985
Selling, general and administrative	220,239	174,211	708,820	679,444
Depreciation and amortization	24,424	25,530	104,606	101,098
Impairment charges	(8,184)	106,603	122,227	106,603
Restructuring and other related charges	21,189	10,919	35,068	40,914
	698,880	743,485	2,372,312	2,435,044
Operating income	81,395	41,719	442,644	625,277
Other income (expense):
Interest expense	(33,327)	(38,816)	(138,610)	(157,798)
Interest income	18,756	11,136	30,032	24,707
Loss on extinguishment of debt	—	—	(2,908)	—
Miscellaneous, net	81,309	10,972	71,221	(6,000)
	66,738	(16,708)	(40,265)	(139,091)
Income from operations before income taxes	148,133	25,011	402,379	486,186
Income tax expense	(49,901)	(24,663)	(145,391)	(78,470)
Net income including noncontrolling interests	98,232	348	256,988	407,716
Net income attributable to noncontrolling interests	(3,521)	(8,925)	(17,009)	(27,230)
Net income (loss) attributable to AMC Networks’ stockholders	$94,711	$(8,577)	$239,979	$380,486

Net income (loss) per share attributable to AMC Networks’ stockholders:
Basic	$2.15	$(0.15)	$4.70	$6.77
Diluted	$2.09	$(0.15)	$4.64	$6.67

Weighted average common shares:
Basic	43,990	55,807	51,016	56,205
Diluted	45,228	56,501	51,733	57,037

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31, 2020
	National Networks	International and Other	Inter-segment eliminations	Consolidated
Operating income (loss)	$143,827	$(77,002)	$14,570	$81,395
Share-based compensation expense	7,782	1,985	—	9,767
Depreciation and amortization	9,906	14,518	—	24,424
Impairment charges	—	(8,184)	—	(8,184)
Restructuring and other related charges	11,839	9,350	—	21,189
Cloud computing amortization	—	200	—	200
Majority owned equity investees AOI	—	4,597	—	4,597
Adjusted operating income (loss)	$173,354	$(54,536)	$14,570	$133,388

	Three Months Ended December 31, 2019
	National Networks	International and Other	Inter-segment eliminations	Consolidated
Operating income (loss)	$156,242	$(117,510)	$2,987	$41,719
Share-based compensation expense	11,203	2,465	—	13,668
Depreciation and amortization	7,834	17,696	—	25,530
Impairment charges	—	106,603	—	106,603
Restructuring and other related charges	6,678	4,169	72	10,919
Majority owned equity investees AOI	—	1,532	—	1,532
Adjusted operating income (loss)	$181,957	$14,955	$3,059	$199,971

	Twelve Months Ended December 31, 2020
	National Networks	International and Other	Inter-segment eliminations	Consolidated
Operating income (loss)	$656,425	$(224,228)	$10,447	$442,644
Share-based compensation expense	42,536	10,372	—	52,908
Depreciation and amortization	40,539	64,067	—	104,606
Impairment charges	—	122,227	—	122,227
Restructuring and other related charges	20,553	14,515	—	35,068
Cloud computing amortization	—	200	—	200
Majority owned equity investees AOI	—	8,958	—	8,958
Adjusted operating income (loss)	$760,053	$(3,889)	$10,447	$766,611

	Twelve Months Ended December 31, 2019
	National Networks	International and Other	Inter-segment eliminations	Consolidated
Operating income (loss)	$804,422	$(170,039)	$(9,106)	$625,277
Share-based compensation expense	52,977	11,156	—	64,133
Depreciation and amortization	32,674	68,424	—	101,098
Impairment charges	—	106,603	—	106,603
Restructuring and other related charges	13,453	28,084	(623)	40,914
Majority owned equity investees AOI	—	5,965	—	5,965
Adjusted operating income (loss)	$903,526	$50,193	$(9,729)	$943,990

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

Capitalization	December 31, 2020
Cash and cash equivalents	$888,526

Credit facility debt (a)	$675,000
Senior notes (a)	2,200,000
Total debt	$2,875,000

Net debt	$1,986,474

Finance leases	31,494
Net debt and finance leases	$2,017,968

	Twelve Months Ended December 31, 2020
Operating Income (GAAP)	$442,644
Share-based compensation expense	52,908
Depreciation and amortization	104,606
Impairment charges	122,227
Restructuring and other related charges	35,068
Cloud computing amortization	200
Majority owned equity investees	8,958
Adjusted Operating Income (Non-GAAP)	$766,611

Leverage ratio (b)	2.6	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended December 31, 2020. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

Free Cash Flow	Twelve Months Ended December 31,
	2020	2019
Net cash provided by operating activities	$748,736	483,748
Less: capital expenditures	(46,595)	(91,604)
Less: distributions to noncontrolling interests	(15,819)	(15,558)
Free cash flow	$686,322	$376,586

Adjusted Earnings Per Diluted Share
	Three Months Ended December 31, 2020
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$148,133	$(49,901)	$(3,521)	$94,711	$2.09
Adjustments:
Amortization of acquisition-related intangible assets	9,582	(1,025)	(3,028)	5,529	0.13
Impairment charges	(8,184)	15,419	—	7,235	0.16
Restructuring and other related charges	21,189	(4,540)	(1,317)	15,332	0.34
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$170,720	$(40,047)	$(7,866)	$122,807	$2.72

	Three Months Ended December 31, 2019
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$25,011	$(24,663)	$(8,925)	$(8,577)	$(0.15)
Adjustments:
Amortization of acquisition-related intangible assets	11,934	(2,057)	(3,027)	6,850	0.12
Impairment charges	106,603	(17,147)	—	89,456	1.58
Restructuring and other related charges	10,919	(2,595)	(442)	7,882	0.14
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$154,467	$(46,462)	$(12,394)	$95,611	$1.69

	Twelve Months Ended December 31, 2020
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$402,379	$(145,391)	$(17,009)	$239,979	$4.64
Adjustments:
Amortization of acquisition-related intangible assets	42,224	(6,438)	(12,109)	23,677	0.46
Impairment charges	122,227	(12,565)	—	109,662	2.12
Restructuring and other related charges	35,068	(7,889)	(1,304)	25,875	0.50
Loss on extinguishment of debt	2,908	(733)	—	2,175	0.04
Adjusted Results (Non-GAAP)	$604,806	$(173,016)	$(30,422)	$401,368	$7.76

	Twelve Months Ended December 31, 2019
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$486,186	$(78,470)	$(27,230)	$380,486	$6.67
Adjustments:
Amortization of acquisition-related intangible assets	46,169	(7,778)	(10,588)	27,803	0.49
Impairment charges	106,603	(17,147)	—	89,456	1.57
Restructuring and other related charges	40,914	(9,214)	(555)	31,145	0.55
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$679,872	$(112,609)	$(38,373)	$528,890	$9.27